UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California		94545

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously announced on May 17, 2013, Ms. May Liu has served as the principal accounting officer of Anthera Pharmaceuticals (“the Company”) since that date, and was Vice President, Finance from January 2011 through May 2013.  On December 16, 2013, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board, approved an increase to the annual base salary of Ms. Liu from $221,000 to $261,000 in connection with her promotion to Senior Vice President, Finance and Administration, and Chief Accounting Officer.  The increase to Ms. Liu’s annual base salary is effective October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	Anthera Pharmaceuticals, Inc.
	By:	/s/ May Liu
May Liu
Senior Vice President of Finance and Administration and Chief Accounting Officer